EXHIBIT 10.13


                             JOINT VENTURE AGREEMENT




In Madrid, on October 25, 2001.



                                    ASSEMBLED


For the first party: Juan Antonio Cano Cuevas, of legal age, with Tax Identification Number 1,814,033-T, representing AFINSA BIENES TANGIBLES, S.A.
(ABT), with Tax Identification Code no. A-28/658177 with offices in Madrid, calle Lagasca 88, for the purposes of this agreement and generically, AFINSA or the acronym ABT.

And for the second party: Greg Manning, of legal age, representing GREG MANNING AUCTIONS Inc., with Tax Identification Number 222,365,834 with offices at Passaic Avenue 775, West Caldewell, New Jersey (USA), for the purposes of this agreement and generically, GREG MANNING or the acronym GMAI.

Both  parties  mutually  recognize   sufficient  legal  powers  to  sign  this
agreement and

                                     DECLARE

I.- That the parties are interested in philatelic purchase-sale operations to develop their businesses.

II.- That GMAI has complete knowledge of the philatelic supply and demand in the United States and ,in regard to the acquisition of philatelic and numismatic collections and other collections included in its corporate purpose, may require financing to make advance payments to depositors in its auction business.

III.- That AFINSA, which is a shareholder of GMAI through a company in its group, is interested in acquiring philatelic collections in the United States and has the financial resources to cover the possible necessities that may be arise for GMAI in regard to the advance payments mentioned in the previous section, although all of this does not form part of its principal activity and shall be done occasionally and within a defined period of time whose limits are established in this document.

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IV.- That in order to regulate certain aspects regarding, among others, the administration, management, control, information, and contracting of operations, the participants have reached an agreement that is specified in the following:

                                  STIPULATIONS

ONE.- OBJECT.

By virtue of this Agreement, the parties, respecting and not modifying their respective legal characteristics, nor exchanging shares, nor creating any commercial or civil entity apart from the parties themselves, agree to combine their business efforts, during the period of time specified later in this document, for the purpose of improving their respective operating accounts, and their corporate images, without incurring in any case that could be deemed obstruction of free competition.

TWO.- DURATION.

This agreement shall take effect on the day on which it is signed and shall be valid for one year; it may be tacitly extended for a maximum period of six additional months.


THREE.- MATERIAL SCOPE OF THE AGREEMENT.

This agreement shall be carried out by opening a current account in the United States in the Bank and location that, at the proposal of GMAI, the parties decide upon by mutual agreement and over which GMAI will have withdrawal rights, which will contain funds, provided by AFINSA, to be used within the conditions of this document to purchase philatelic collections for AFINSA and to make advance payments to depositors as part of the auction business of GMAI.

FOUR.- OBLIGATIONS AND RIGHTS

   OBLIGATIONS AND RIGHTS OF AFINSA

      o     Financial contributions.

      In order to cover the financial needs arising as a result of this agreement, AFINSA will provide a total amount of up to $2,000,000 (TWO MILLION DOLLARS).

      This contribution will be made in stages as required to carry out the operations described in this agreement.

      AFINSA, at all times, shall know beforehand the purpose for which the funds that it provides and which are available to GMAI are designated, explicitly separating those corresponding to the acquisition philatelic collections and those withdrawn by GMAI to make advance payments to its auction depositors.

      If GMAI withdraws funds to make advance payments to auction depositors, AFINSA shall consider these amounts as loans granted to GMAI, and GMAI must consider them as such for all pertinent effects.

      If GMAI makes the withdrawals described in the previous point, AFINSA shall receive annual interest of 8% on the amounts of these loans.

      This interest shall be paid by calendar quarters on the total of the average amounts provided during the period.

      o     Collection purchases
            --------------------

      Regarding both collections that may spontaneously become available on the American market and the acquisition needs that AFINSA, or any other company in its group, may propose motu proprio, the other party shall be informed with sufficient prior notice in order to make decisions regarding them.

      GMAI, in regard to the purchasing actions that it carries out for AFINSA or any company in its group with third parties, may figure as the Purchasing Agent of the Group (non-exclusive).


   OBLIGATIONS AND RIGHTS OF GMAI.

      o     Sales and auctions on the American Market.
            ------------------------------------------

      If AFINSA or any Company in its Group wishes to carry out activities that are within the scope of those carried out by GMAI, GMAI shall be granted exclusivity for these activities in the American Market, either directly or through the Group Companies. No seller's commission will be payable on any sales or auctions of these goods by GMAI on behalf of AFINSA.

      o     Acquisitions of general philately and collections.
            --------------------------------------------------

      When philatelic collections become available on the market, or when AFINSA or any Company in its Group requests goods of this nature, GMAI shall devote all of its resources and its best knowledge to fulfill these demands, carrying out these business operations within the price framework specified for each occasion.

      o     Financing.
            ----------

      If GMAI uses the financial resources provided by AFINSA to make advance payments to auction depositors, it agrees to repay these advances to AFINSA within the time period established in this agreement, all regardless of the returns on the amounts provided.

      If these amounts cannot be repaid within the aforementioned time period, the stipulations indicated in the following section "AFINSA's option on funds withdrawn" shall be applied.

      o     Administration and Accounting
            -----------------------------

      GMAI will issue a monthly report regarding the movements of the current account, reporting the destination of the amounts withdrawn from it as well as the balance that is considered to be a loan and which is still in effect at the end of each period.

      If GMAI has withdrawn funds from the account to make advance payments to auction depositors, the aforementioned quarterly interest on them shall be paid directly by bank transfer to the account specified by AFINSA in Madrid, Spain for this purpose.

      AFINSA will issue a receipt, duly dated and signed, for each of the amounts withdrawn previously, in which it certifies the receipt of the amounts, and will send the receipts at the end of the month along with the aforementioned report.


   FIVE.- AFINSA's OPTION ON FUNDS WITHDRAWN.

   If, upon the expiration of the time period of this agreement, GMAI cannot fully or partially repay the funds that it has withdrawn to cover its needs to make advance payments to auction depositors, For the outstanding balance, AFINSA shall have the option, to purchase shares of GMAI for the amount of the unpaid balance preferentially in regard to the capital increase that is agreed upon for this purpose (which will be bound to this agreement with GMAI), and for an effective price corresponding to the average price of the stock market listing (NASDAQ) that is quoted between the date of the signing of this document and its date of expiration, or the date of its advance cancellation.

   The General Meeting of Shareholders that approves the capital increase that must fulfill AFINSA's rights must be held within two months of the date on which AFINSA exercises its option, and must be at least for the amount of the balance owed to AFINSA in relation with the average market price of the aforementioned shares unless such approval is determined by GMAI not to be necessary.

SIX.- CONFIDENTIALITY AND RATIFICATION

Both AFINSA and GMAI agree to keep this agreement confidential in relation with third parties, with the exception of the Board of Directors and shareholders of the latter, to whom full information must be given prior to and following its signing, in accordance with applicable law and regulation.

SEVEN.- ADVANCE CANCELLATION

The parties may cancel this agreement by mutual agreement prior to the expiration date of this document.

In the case of early cancellation, the clause regarding AFINSA's option, covered in section 5 of this document, shall be applied if there is a balance in favor of AFINSA as an unpaid loan.

EIGHT.- JURISDICTION

In the case of interpretations or litigation resulting from the application of this agreement, the parties subject themselves explicitly to the Courts and Tribunals of New York.

And as proof of acceptance of all that precedes, the parties sign this agreement in duplicate in the place and on the date indicated above.



AFINSA BIENES TANGIBLES, S.A.                     GREG MANNING AUCTIONS Inc
Juan Antonio Cano                                 Greg Manning